Exhibit 99.1
Insperity Announces Third Quarter Results
HOUSTON – October 31, 2024 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the third quarter ended September 30, 2024. Insperity will be hosting a conference call today at 8:30 a.m. ET to discuss these results and our updated 2024 outlook and will be posting an accompanying presentation to its investor website at http://ir.insperity.com.
•Q3 average number of WSEEs paid within our expected range, down 2% year-over-year
•Q3 net income of $3 million; diluted EPS of $0.07
•Q3 adjusted EPS of $0.39; adjusted EBITDA of $39 million
•YTD average number of paid WSEEs down 1%, while revenues up 1%
•YTD net income and diluted EPS of $100 million and $2.63, respectively
•YTD adjusted EBITDA and adjusted EPS of $247 million and $3.53, respectively
•Return to shareholders of $119 million during the first nine months of 2024 through the repurchase of 551,000 shares at a cost of $52 million and $67 million in cash dividends
Third Quarter Results
As forecasted, the average number of worksite employees (“WSEE”) paid per month decreased 2% from Q3 2023 to 309,088 WSEEs. The continued softness in hiring by our client base and the loss of several midmarket accounts at the beginning of the year contributed to this year over year decline. Revenues in Q3 2024 increased 1% to $1.6 billion on a 3% increase in revenue per WSEE on higher pricing, offset by the 2% decrease in paid WSEEs.
“We are pleased with our Q3 financial results, especially with a measurable headwind of uncertainty in the small to medium sized business marketplace,” said Paul J. Sarvadi, Insperity chairman and chief executive officer. “We are focused on a successful fall selling and retention season to achieve a solid starting point in 2025. We see an opportunity for growth acceleration next year with sales and service improvements as we leverage our data infrastructure with AI and our Workday strategic partnership.”
An 11% decrease in gross profit from Q3 2023 to $229 million included a difficult comparison to the prior year’s quarter that was positively impacted by favorable development of healthcare claims activity. Q3 2024 benefits costs were slightly above expectations, while other areas of gross profit, including pricing, payroll taxes and workers’ compensation, were generally in line.
“Our guidance includes a continued higher cost trend in Q4 compared to the favorable cost trend in the first half of 2024. We continue to expect the full year cost trend to be at the low end of our initial budgeted range of 4.5% to 6%,” said James D. Allison, Insperity executive vice president. “We have maintained our long-term pricing strategy and believe we are well positioned relative to our goal of matching price and cost going forward.”
Operating expenses increased 15% over Q3 2023, with the majority of the increase associated with the implementation of our Workday strategic partnership. We managed other expenses, including various G&A costs, below forecast.
Reported net income and diluted earnings per share (“EPS”) were $3 million and $0.07, respectively. Adjusted EPS and adjusted EBITDA were $0.39 and $39 million, respectively.
Third quarter’s effective tax rate was positively impacted by research and development credits and contributed $0.02 per share in earnings above our Q3 2024 forecast. We continue to forecast a full year 2024 effective tax rate of 28%.
Year-to-Date Results
The average number of WSEEs paid per month decreased 1% from 2023 to 306,650 WSEEs. Revenues increased by 1% to $5.0 billion on a 3% increase in revenue per WSEE, offset in part by the 1% decrease in paid WSEEs.
“Our year-to-date earnings have exceeded our initial budget as pricing, effective management of our direct cost areas and operating expense savings have more than offset lower paid worksite employees,” said Douglas S. Sharp, executive vice president of finance, chief financial officer and treasurer. “Our recent results have allowed us to continue to invest in our strategic objectives, which we believe positions us for long-term growth.”
Gross profit increased 2% on a 4% increase in gross profit per WSEE per month, primarily due to increased pricing and more favorable results from our benefits costs program.
Operating expenses increased 13% over the 2023 period. This increase included approximately $40 million associated with the implementation of our Workday strategic partnership. Operating expenses have also included ongoing investments in our sales, service and technology areas, and the impact of the recent inflationary environment.
Reported net income and diluted EPS were $100 million and $2.63, respectively. Adjusted EPS and adjusted EBITDA were $3.53 and $247 million, respectively.
Cash outlays in the first nine months of 2024 included the repurchase of approximately 551,000 shares of our common stock at a cost of $52 million, dividends totaling $67 million, and capital expenditures of $25 million. Adjusted cash at September 30, 2024 totaled $212 million and $280 million remains available under our $650 million credit facility.
2024 Guidance
The company also announced its updated guidance for 2024, including the fourth quarter of 2024. Please refer to the accompanying financial tables at the end of this press release for the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures.

	Q4 2024			Full Year 2024

Average WSEEs paid	308,800	—	311,900	307,400	—	308,100
Year-over-year decrease	(2.0)%	—	(1.0)%	(1.5)%	—	(1.3)%

Adjusted EPS	$(0.10)	—	$0.12	$3.42	—	$3.66
Year-over-year decrease	(113)%	—	(84)%	(38)%	—	(34)%

Adjusted EBITDA (in millions)	$15	—	$27	$262	—	$274
Year-over-year decrease	(73)%	—	(52)%	(26)%	—	(23)%
Definition of Key Metrics
Average WSEEs paid — Determined by calculating the company’s cumulative WSEEs paid during the period divided by the number of months in the period.
Adjusted EPS — Represents diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash stock-based compensation.
Adjusted EBITDA — Represents net income computed in accordance with GAAP, plus interest expense, income taxes, depreciation and amortization expense, amortization of SaaS implementation costs and non-cash stock-based compensation.
Conference Call and Webcast
Insperity will be hosting a conference call today at 8:30 a.m. ET to discuss these results and the guidance discussed in this press release, and answer questions from investment analysts. To listen in, call 877-545-0320 and use conference i.d. number 557065. The call will also be webcast at http://ir.insperity.com. The conference call script will be available at the same website later today. A replay of the conference call will be available at 877-481-4010, conference i.d. number 51466. The webcast will be archived for one year.

About Insperity
Since 1986, Insperity’s mission has been to help businesses succeed so communities prosper. Offering the most comprehensive suite of scalable HR solutions available in the marketplace, Insperity is defined by an unrivaled breadth and depth of services and level of care. Through an optimal blend of premium HR service and technology, Insperity delivers the administrative relief, reduced liabilities and better benefit solutions that businesses need for sustained growth. With 2023 revenues of $6.5 billion and more than 100 sales offices throughout the U.S., Insperity is currently making a difference in thousands of businesses and communities nationwide. For more information, visit http://www.insperity.com.
Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify such forward-looking statements by the words “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “forecasts,” “likely,” “possibly,” “probably,” “could,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, in an effort to help keep our stockholders and the public informed about our operations, from time to time, we may issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, including our strategic partnership with Workday, Inc.; projected or anticipated benefits or other consequences of such plans or strategies; or projections involving anticipated revenues, earnings, average number of worksite employees, benefits and workers’ compensation costs, or other operating results. We base these forward-looking statements on our current expectations, estimates and projections. We caution you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are:
•adverse economic conditions;
•failure to comply with or meet client expectations regarding certain COVID-19 relief programs;
•bank failures or other events affecting financial institutions; labor shortages, increasing competition for highly skilled workers, and evolving employee expectations regarding the workplace;
•impact of inflation;
•vulnerability to regional economic factors because of our geographic market concentration;
•failure to comply with covenants under our credit facility;
•impact of a future outbreak of highly infectious or contagious disease;
•our liability for WSEE payroll, payroll taxes and benefits costs, or other liabilities associated with actions of our client companies or WSEEs, including if our clients fail to pay us;
•increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims;
•an adverse determination regarding our status as the employer of our WSEEs for tax and benefit purposes and an inability to offer alternative benefit plans following such a determination;
•cancellation of client contracts on short notice, or the inability to renew client contracts or attract new clients;
•the ability to secure competitive replacement contracts for health insurance and workers’ compensation insurance at expiration of current contracts;
•regulatory and tax developments and possible adverse application of various federal, state and local regulations;
•failure to manage growth of our operations and the effectiveness of our sales and marketing efforts;
•the impact of the competitive environment and other developments in the human resources services industry, including the PEO industry, on our growth and/or profitability;
•an adverse final judgment or settlement of claims against Insperity;
•disruptions of our information technology systems or failure to enhance our service and technology offerings to address new regulations or client expectations;
•our liability or damage to our reputation relating to disclosure of sensitive or private information as a result of data theft, cyberattacks or security vulnerabilities;
•failure of third-party providers, such as financial institutions, data centers or cloud service providers;
•our ability to fully realize the anticipated benefits of our strategic partnership and plans to develop a joint solution with Workday, Inc.; and
•our ability to integrate or realize expected returns on future product offerings, including through acquisitions, strategic partnerships, and investments.
These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.
Any forward-looking statements are made only as of the date hereof and, unless otherwise required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)	September 30, 2024	December 31, 2023
(in millions)

Assets
Cash and cash equivalents	$470	$693
Restricted cash	67	57
Marketable securities	16	16
Accounts receivable, net	765	694
Prepaid insurance and related assets	31	7
Other current assets	84	128
Total current assets	1,433	1,595
Property and equipment, net	190	197
Right-of-use leased assets	66	57
Deposits and prepaid health insurance	192	215
Goodwill and other intangible assets, net	13	13
Deferred income taxes, net	19	20
Other assets	20	23
Total assets	$1,933	$2,120

Liabilities and stockholders' equity
Accounts payable	$6	$11
Payroll taxes and other payroll deductions payable	297	566
Accrued worksite employee payroll cost	650	559
Accrued health insurance costs	46	46
Accrued workers’ compensation costs	70	60
Accrued corporate payroll and commissions	79	64
Other accrued liabilities	85	130
Total current liabilities	1,233	1,436
Accrued workers’ compensation costs, net of current	140	163
Long-term debt	369	369
Operating lease liabilities, net of current	66	58
Total noncurrent liabilities	575	590
Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	208	185
Treasury stock, at cost	(853)	(831)
Retained earnings	769	739
Total stockholders' equity	125	94
Total liabilities and stockholders’ equity	$1,933	$2,120

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions, except per share amounts)	2024	2023	Change	2024	2023	Change

Operating results:
Revenues(1)	$1,561	$1,551	1%	$4,968	$4,906	1%
Payroll taxes, benefits and workers’ compensation costs	1,332	1,293	3%	4,134	4,091	1%
Gross profit	229	258	(11)%	834	815	2%
Salaries, wages and payroll taxes	127	114	11%	393	349	13%
Stock-based compensation	17	16	6%	47	42	12%
Commissions	11	11	—	34	34	—
Advertising	9	7	29%	28	30	(7)%
General and administrative expenses	53	40	33%	167	132	27%
Depreciation and amortization	11	11	—	33	32	3%
Total operating expenses	228	199	15%	702	619	13%
Operating income	1	59	(98)%	132	196	(33)%
Other income (expense):
Interest income	9	9	—	28	25	12%
Interest expense	(7)	(7)	—	(21)	(20)	5%
Income before income tax expense	3	61	(95)%	139	201	(31)%
Income tax expense	—	16	(100)%	39	49	(20)%
Net income	$3	$45	(93)%	$100	$152	(34)%

Net income per share of common stock
Basic	$0.07	$1.17	(94)%	$2.65	$4.00	(34)%
Diluted	$0.07	$1.16	(94)%	$2.63	$3.94	(33)%
____________________________________
(1)Revenues are comprised of gross billings less WSEE payroll costs as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2024	2023	2024	2023

Gross billings	$10,291	$10,067	$32,135	$31,763
Less: WSEE payroll cost	8,730	8,516	27,167	26,857
Revenues	$1,561	$1,551	$4,968	$4,906

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
KEY FINANCIAL AND STATISTICAL DATA

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	Change	2024	2023	Change

Average WSEEs paid	309,088	315,340	(2)%	306,650	311,112	(1)%

Statistical data (per WSEE per month):
Revenues(1)	$1,683	$1,639	3%	$1,800	$1,752	3%
Gross profit	247	273	(10)%	302	291	4%
Operating expenses	246	210	17%	254	221	15%
Operating income	1	63	(98)%	48	70	(31)%
Net income	3	47	(94)%	36	54	(33)%
____________________________________
(1)Revenues per WSEE per month are comprised of gross billings per WSEE per month less WSEE payroll costs per WSEE per month follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(per WSEE per month)	2024	2023	2024	2023

Gross billings	$11,098	$10,642	$11,644	$11,344
Less: WSEE payroll cost	9,415	9,003	9,844	9,592
Revenues	$1,683	$1,639	$1,800	$1,752

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
Non-GAAP FINANCIAL MEASURES
(Unaudited)

Non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used to their most directly comparable GAAP financial measures as provided in the tables below.

Non-GAAP Measure	Definition	Benefit of Non-GAAP Measure
Non-bonus payroll cost
Non-bonus payroll cost is a non-GAAP financial measure that excludes the impact of bonus payrolls paid to our WSEEs.

Bonus payroll cost varies from period to period, but has no direct impact to our ultimate workers’ compensation costs under the current program.

Our management refers to non-bonus payroll cost in analyzing, reporting and forecasting our workers’ compensation costs.

We include these non-GAAP financial measures because we believe they are useful to investors in allowing for greater transparency related to the costs incurred under our current workers’ compensation program.

Adjusted cash, cash equivalents and marketable securities	Excludes funds associated with: • federal and state income tax withholdings, • employment taxes, • other payroll deductions, and • client prepayments.	We believe that the exclusion of the identified items helps us reflect the fundamentals of our underlying business model and analyze results against our expectations, against prior periods, and to plan for future periods by focusing on our underlying operations. We believe that the adjusted results provide relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance. Adjusted EBITDA is used by our lenders to assess our leverage and ability to make interest payments.

EBITDA	Represents net income computed in accordance with GAAP, plus: • interest expense, • income tax expense, • depreciation and amortization expense, and • amortization of SaaS implementation costs.

Adjusted EBITDA	Represents EBITDA plus: • non-cash stock-based compensation.

Adjusted net income	Represents net income computed in accordance with GAAP, excluding: • non-cash stock-based compensation.

Adjusted EPS	Represents diluted net income per share computed in accordance with GAAP, excluding: • non-cash stock-based compensation.
Following is a reconciliation of payroll cost (GAAP) to non-bonus payroll costs (non-GAAP):

	Three Months Ended September 30,				Nine Months Ended September 30,
(in millions, except per WSEE per month)	2024		2023		2024		2023
		Per WSEE		Per WSEE		Per WSEE		Per WSEE

Payroll cost	$8,730	$9,415	$8,516	$9,003	$27,167	$9,844	$26,857	$9,592
Less: Bonus payroll cost	704	759	529	560	3,411	1,236	3,344	1,195
Non-bonus payroll cost	$8,026	$8,656	$7,987	$8,443	$23,756	$8,608	$23,513	$8,397
Payroll cost % change period over period	3%	5%	5%	1%	1%	3%	9%	2%
Non-bonus payroll cost % change period over period	—	3%	6%	2%	1%	3%	10%	3%

SUMMARY FINANCIAL INFORMATION
Following is a reconciliation of cash, cash equivalents and marketable securities (GAAP) to adjusted cash, cash equivalents and marketable securities (non-GAAP):

(in millions)	September 30, 2024	December 31, 2023

Cash, cash equivalents and marketable securities	$486	$709
Less:
Amounts payable for withheld federal and state income taxes, employment taxes and other payroll deductions	255	510
Client prepayments	19	28
Adjusted cash, cash equivalents and marketable securities	$212	$171
Following is a reconciliation of net income (GAAP) to EBITDA (non-GAAP) and adjusted EBITDA (non-GAAP):

(in millions, except per WSEE per month)	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
		Per WSEE		Per WSEE		Per WSEE		Per WSEE

Net income	$3	$3	$45	$47	$100	$36	$152	$54
Income tax expense	—	—	16	19	39	13	49	18
Interest expense	7	8	7	7	21	8	20	7
Amortization of SaaS implementation costs	1	1	—	—	7	3	3	1
Depreciation and amortization	11	12	11	11	33	12	32	11
EBITDA	22	24	79	84	200	72	256	91
Stock-based compensation	17	18	16	16	47	17	42	15
Adjusted EBITDA	$39	$42	$95	$100	$247	$89	$298	$106
Net income % change period over period	(93)%	(94)%	18%	15%	(34)%	(33)%	8%	—
Adjusted EBITDA % change period over period	(59)%	(58)%	18%	14%	(17)%	(16)%	9%	2%
Following is a reconciliation of net income (GAAP) to adjusted net income (non-GAAP):

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2024	2023	2024	2023

Net income	$3	$45	$100	$152
Non-GAAP adjustments:
Stock-based compensation	17	16	47	42
Tax effect	(5)	(6)	(13)	(11)
Total non-GAAP adjustments, net	12	10	34	31
Adjusted net income	$15	$55	$134	$183
Net income % change period over period	(93)%	18%	(34)%	8%
Adjusted net income % change period over period	(73)%	17%	(27)%	8%

SUMMARY FINANCIAL INFORMATION
Following is a reconciliation of diluted EPS (GAAP) to adjusted EPS (non-GAAP):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Diluted EPS	$0.07	$1.16	$2.63	$3.94
Non-GAAP adjustments:
Stock-based compensation	0.45	0.40	1.24	1.08
Tax effect	(0.13)	(0.10)	(0.34)	(0.26)
Total non-GAAP adjustments, net	0.32	0.30	0.90	0.82
Adjusted EPS	$0.39	$1.46	$3.53	$4.76
Diluted EPS % change period over period	(94)%	18%	(33)%	8%
Adjusted EPS % change period over period	(73)%	19%	(26)%	9%

SUMMARY FINANCIAL INFORMATION

The following is a reconciliation of GAAP to non-GAAP financial measures for fourth quarter and full year 2024 guidance:

	Q4 2024	Full Year 2024
(in millions, except per share amounts)	Guidance	Guidance

Net income	$(13) - $(5)	$86 - $95
Income tax expense	(6) - (2)	33 - 36
Interest expense	7	28
SaaS implementation amortization	3	11
Depreciation and amortization	10	43
EBITDA	1 - 13	201 - 213
Stock-based compensation	14	61
Adjusted EBITDA	$15 - $27	$262 - $274

Diluted EPS	$(0.36) - $(0.14)	$2.26 - $2.50
Non-GAAP adjustments:
Stock-based compensation	0.37	1.61
Tax effect	(0.11)	(0.45)
Total non-GAAP adjustments, net	0.26	1.16
Adjusted EPS	$(0.10) - $0.12	$3.42 - $3.66